Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts and to the use of our report dated September 27, 2002, with respect to the consolidated financial statements of USA Technologies, Inc., and our report dated June 28, 2002, except for paragraph 3 of Note 11, as to which the date is July 26, 2002, with respect to the financial statements of Stitch Networks Corporation in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-101032) and related Prospectus of USA Technologies, Inc. for the registration of 130,405,023 shares of its common stock.


                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 5, 2003